Exhibit 3.2

By-Laws of RLI Corp.

Restated May 6, 2008

Table of Contents

1.	Offices		1

	1.1	Registered Office	1
	1.2	Other Offices	1

2.	Meetings of Shareholders		1

	2.1	Annual Meeting	1
	2.2	Special Meetings	1
	2.3	Place of Meetings	1
	2.4	Notice of Meetings	1
	2.5	Shareholder List	2
	2.6	Quorum	2
	2.7	Proxies	2
	2.8	Voting	3
	2.9	Voting of Certain Shares	3
	2.10	Action Without Meeting	4

3.	Directors		4

	3.1	Number and Election	4
	3.2	Resignations	4
	3.3	Removal	5
	3.4	Vacancies	5
	3.5	Reserved	5
	3.6	Management of Affairs of Corporation	5
	3.7	Dividends and Reserves	5
	3.8	Regular Meetings	5
	3.9	Special Meetings	6
	3.10	Notice of Special Meetings	6
	3.11	Quorum	6
	3.12	Presumption of Assent	6
	3.13	Action Without Meeting	6
	3.14	Chairman of the Board	7
	3.15	Executive Committee	7
	3.16	Other Committees	7
	3.17	Quorum and Manner of Acting – Committees	8
	3.18	Committee Chair, Books and Records	8
	3.19	Fees and Compensation of Directors	8
	3.20	Reliance Upon Records	8

4.	Notices		8

	4.1	Manner of Notice	8
	4.2	Waiver of Notice	9

5.	Officers		9

	5.1	Office and Official Positions	9

	5.2	Election and Term of Office	10
	5.3	Removal and Resignation	10
	5.4	Vacancies	10
	5.5	President	10
	5.6	Vice Presidents	11
	5.7	Secretary	11
	5.8	Treasurer	12
	5.9	Assistant Treasurers and Assistant Secretaries	12
	5.10	Salaries	12

6.	Divisions		13

	6.1	Divisions of the Corporation	13
	6.2	Official Positions Within a Division	13

7.	Contracts, Loans, Checks and Deposits		13

	7.1	Contracts and Other Instruments	13
	7.2	Loans	13
	7.3	Checks, Drafts	13
	7.4	Deposits	13

8.	Shares and Their Transfer		13

	8.1	Shares Represented by Certificates and Uncertificated Shares	13
	8.2	Lost, Stolen or Destroyed Certificate	14
	8.3	Transfers of Shares	14
	8.4	Restrictions on Transfer	15
	8.5	No Fractional Shares	15
	8.6	Fixing Record Date	15
	8.7	Shareholders of Record	15

9.	General Provisions		15

	9.1	Fiscal Year	15
	9.2	Seal	15
	9.3	Director Emeritus	16

10.	Indemnification		16

11.	Amendments		16

THESE BY-LAWS OF RLI CORP., an Illinois corporation (“Corporation”), were adopted by the Board of Directors of the Corporation pursuant to the provisions of the Illinois Business Corporation Act of 1983, as periodically amended (“Act”).

1.             Offices

1.1          Registered Office

The registered office of the Corporation in the State of Illinois shall be located at 9025 North Lindbergh Drive, Peoria, Illinois 61615.  The name of its registered agent is Daniel O. Kennedy.  The registered office and agent may be periodically changed by the Board of Directors.

1.2          Other Offices

The Corporation may also have offices at such other places both within or without the State of Illinois as the Board of Directors may periodically determine or the business of the Corporation may require.

2.             Meetings of Shareholders

2.1          Annual Meeting

The annual meeting of the shareholders shall be held prior to June 30 of each year at the date and time as determined by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.  If the election of directors shall not be held on the day designated for the annual meeting, or at any adjournment thereof, the Board of Directors shall cause such election to be held at a special meeting of shareholders.

2.2          Special Meetings

Any special meeting of the shareholders may be called by the Chairman of the Board, by the Board of Directors or the President, or by the holders of not less than 20% of the outstanding shares entitled to vote on the matter for which the meeting is called.

2.3          Place of Meetings

Any meeting of the shareholders for the election of directors shall be held at the office of the Corporation in Peoria, Illinois, unless the Board of Directors shall, by resolution, designate any other location, within or without the State of Illinois, as the place of such meeting.

Any meeting of shareholders for any other purpose may be held at such place, within or without the State of Illinois, and at such time as shall be determined pursuant to Section 2.2 Special Meetings.

2.4          Notice of Meetings

Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than twenty (20) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at such shareholder’s address as it appears on the records of the Corporation, with postage thereon prepaid.

When a meeting is adjourned to another time or place, no notice of the adjourned meeting, other than an announcement at the meeting, need be given unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting after such adjournment.

2.5          Shareholder List

At least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each such shareholder and the number of shares registered in the name of each such shareholder, shall be prepared by the Secretary.

The list shall be open to examination of any shareholder of the Corporation, and to copying at the shareholder’s expense, during ordinary business hours, for any purpose germane to the meeting during the ten (10) day period ending on the date of the meeting, at the office of the Corporation in Peoria, Illinois. The list shall be produced and kept at the time and place of meeting during the meeting and be subject to inspection by any shareholder for any purpose germane to the meeting.

2.6          Quorum

Except as otherwise provided by statute, the articles of incorporation or By-Laws, the holders of shares of the Corporation having a majority of the voting power thereof, present in person or represented by proxy, shall be requisite for, and shall constitute, a quorum at all meetings of the shareholders of the Corporation for the transaction of business.  If such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.7          Proxies

A shareholder may vote such shareholder’s shares in person or may appoint a proxy to vote or otherwise act for such shareholder by signing an appointment form and delivering it to the person so appointed.

No such proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy.  Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this Section.  Such revocation may be affected by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy.  The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, as such term is defined by applicable law.  A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if the transferee was ignorant of its existence when the shares were acquired and both the existence of the appointment and its irrevocability were not noted conspicuously on the certificate, or information statement for shares without certificates, representing the shares.

The death or incapacity of the shareholder appointing a proxy does not revoke the proxy’s authority unless notice of the death or incapacity is received by the officer or agent who maintains the Corporation’s share transfer book before the proxy exercises such shareholder’s authority under the appointment.

Unless the appointment of a proxy contains an express limitation on the proxy’s authority, the Corporation may accept the proxy’s vote or other action as that of the shareholder making the appointment.  If the proxy appointed fails to vote or otherwise act in accordance with the appointment, the shareholder is entitled to such legal or equitable relief as is appropriate in the circumstances.

2.8          Voting

Except as otherwise provided by the articles of incorporation, each shareholder shall be entitled to one (1) vote for each share of the Corporation entitled to vote thereat and registered in the name of such shareholder on the books of the Corporation on the referent record date.  No holder of any class or series of shares of this Corporation shall have cumulative voting rights with respect to any matter voted upon by the holders of such shares.

When a quorum is present at any meeting of the shareholders, the vote of the holders of a majority of the shares having voting power which is present in person or represented by proxy shall, except for the election of Directors and as otherwise required by applicable law, the articles of incorporation, or these By-Laws, decide any question brought before such meeting.

2.9          Voting of Certain Shares

Shares standing in the name of another corporation, and entitled to vote may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.  Shares standing in the name of a deceased person, a minor or an incompetent and entitled to vote may be voted by such person’s administrator, executor, guardian or conservator, as the case may be, either in person or by proxy.  Shares standing in the name of a trustee, receiver or pledgee and entitled to vote may be voted by such trustee, receiver or pledgee either in person or by proxy as provided by applicable law.

2.10        Action Without Meeting

Unless otherwise provided in the articles of incorporation, any action required to be taken at any annual or special meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote if a consent in writing, expressing the action so taken, shall be signed: if five (5) days prior notice of the proposed action is given in writing to all of the shareholders entitled to vote with respect to the subject matter thereof, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting; or, by all of the shareholders entitled to vote with respect to the subject matter thereof.

Prompt notice of the taking of Corporation action without a meeting by less than unanimous written consent shall be given in writing to those shareholders who have not consented in writing.  If the action which is consented to is such as would have required the filing of a certificate under applicable law if such action had been voted on by the shareholders at a meeting thereof, the certificate filed shall state, in lieu of any statement required by applicable law, concerning any vote of shareholders, that written consent has been given in accordance with the provisions of this Section and that written notice has been given as provided in this Section.

3.             Directors

3.1          Number and Election

The number of directors of this Corporation shall be not less than nine (9) nor more than thirteen (13), as determined from time to time by the Board of Directors.  The election and tenure of the directors shall be determined as set forth in the Corporation’s articles of incorporation.  Except for vacancies filled pursuant to Section 3.4 Vacancies, the directors shall be elected by the shareholders of the Corporation, and at each election the persons receiving the greatest number of votes, up to the number of directors then to be elected, shall be the persons then elected.  The election of directors is subject to any provisions contained in the articles of incorporation relating thereto.

3.2          Resignations

Any director may resign at any time by giving written notice to the Board of Directors, its Chairman, the President or the Secretary of the Corporation,

provided that the party to whom such notice is given is other than the individual director giving the notice.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein.  Unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

3.3          Removal

Except as otherwise provided in the following sentence, a director of the Corporation may be removed only for cause by the affirmative vote of a majority of the outstanding shares then entitled to vote at an election of directors.  No director shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of such meeting is to vote upon the removal of the director named in the notice, and only the named director may be removed at such meeting.

3.4          Vacancies

Except as otherwise provided in the articles of incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors or any other cause, may be filled by the vote of the majority of the remaining directors, although less than a quorum.  Each director so chosen to fill a vacancy shall hold office until such director’s successor shall have been elected and shall qualify or until such director shall resign or shall have been removed.

3.5          Reserved

3.6          Management of Affairs of Corporation

The business and affairs of the Corporation shall be managed under the direction of its Board of Directors, which may exercise any such power of the Corporation and do any such lawful act as are not by applicable law, the articles of incorporation or these By-Laws directed or required to be exercised or done by shareholders.

3.7          Dividends and Reserves

Dividends upon shares may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, in shares or otherwise in the form, and to the extent, permitted by applicable law.  The Board of Directors may set apart, out of any funds of the Corporation available for dividends, a reserve or reserves for working capital or for any other lawful purpose, and also may abolish any such reserve in the manner in which it was created.

3.8          Regular Meetings

An annual meeting of the Board of Directors shall be held, without notice other than as provided in these By-Laws, immediately after and at the same place as, the annual meeting of the shareholders, unless otherwise determined by the Board of Directors.  The Board of Directors may provide, by resolution, the time and place, either within or without the State of Illinois, for the holding of additional regular meetings without notice other than such resolution.

3.9          Special Meetings

Special meetings of the Board of Directors may be called by the President and shall be called by the Secretary at the request of any two directors, to be held at such time and place, either within or without the State of Illinois, as shall be designated by the call.

3.10        Notice of Special Meetings

Except as otherwise prescribed by statute, written or actual oral notice of the time and place of each special meeting of the Board of Directors shall be given at least two (2) day prior to the time of holding the meeting.  Any director may waive notice of any meeting as to such director.

3.11        Quorum

The presence of not less than a majority of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business.  Except as otherwise provided by applicable law, the articles of incorporation or these By-Laws, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.  If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Unless otherwise provided by the articles of incorporation, any member of the Board of Directors or of any committee designated by the Board may participate in a meeting of the directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such equipment shall constitute presence in person at such meeting.

3.12        Presumption of Assent

Unless otherwise provided by applicable law, a director of the Corporation who is present at a meeting of the Board of Directors at which action is taken on any corporate matter shall be presumed to have assented to the action taken unless such director’s dissent shall be entered in the minutes of the meeting or unless such director shall file such director’s written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

3.13        Action Without Meeting

Except as otherwise provided by applicable law, the articles of incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto, setting forth the action so taken, is signed by all members of the board or of such committee entitled to vote, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

3.14        Chairman of the Board.

The Board of Directors may, by resolution passed by a majority of the directors present at the meeting, annually elect a director to serve as Chairman of the Board.   Such Director shall serve as Chairman until the first to occur of the election of such Chairman’s successor, or such Chairman’s death, resignation or removal.   If a Chairman of the Board is elected, he or she shall preside at all meetings of the shareholders and directors at which he or she may be present. Other duties shall include, but not necessarily be limited to: 1) Approval of Board agendas, 2) Attendance at Board committee meetings if requested by the committee Chair, 3) Review with committee Chairs the Board and committee evaluations, 4) Provide support for management, based on Board input, in developing Company strategy, and 5) Assist in identifying candidates for Board membership.

Annually the Nominating/Corporate Governance Committee and the Board of Directors shall review and adjust, if appropriate, the compensation paid to the Chairman of the Board.

3.15        Executive Committee

The Board of Directors may, by resolution passed by a majority of the number of directors fixed by these By-Laws, designate two or more directors of the Corporation to constitute an executive committee.  The executive committee shall, to the extent provided in the resolution and by applicable law, have and may exercise any power and authority of the Board of Directors in the management of the business and affairs of the Corporation.

3.16        Other Committees

The Board of Directors may, by resolution passed by a majority of the number of directors, designate such other committees as it may periodically determine, but at a minimum shall include all committees as required by the New York Stock Exchange and the Securities and Exchange Commission.  Any committee shall consist of such number of directors, shall serve for such term and shall have and may exercise, during intervals between meetings of the Board of Directors, such duties, functions and powers as the Board of Directors may periodically prescribe, except that a committee may not authorize distributions; approve or recommend to shareholders any act required by applicable law to be approved by shareholders; fill vacancies on the board or on any of its committees; elect or remove officers or fix the compensation of any member of the committee; adopt, amend or repeal these By-Laws; approve a plan of merger not requiring shareholder approval; authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the Board of Directors; authorize or approve the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, preferences and limitations of a series of shares, except that the board may direct a committee to fix the specific terms of the issuance or sale or contract for sale or the number of shares to be allocated to particular employees under an employee benefit plan; or amend, alter, repeal or take action inconsistent with any resolution or action of the Board of Directors when the resolution or action of the Board of Directors provides by its terms that it shall not be amended, altered or repealed by action of a committee.

3.17        Quorum and Manner of Acting – Committees

The presence of a majority of members of any committee shall constitute a quorum for the transaction of business at any meeting of such committee, and the act of a majority of those present shall be necessary for the taking of any action.

3.18        Committee Chair, Books and Records

The Chair of any committee shall be selected from among the members of the committee by the Board of Directors.  Any committee shall keep a record of its acts and proceedings, and any action of each committee shall be reported to the Board of Directors at its next meeting.  Any committee shall fix its own rules of procedure not inconsistent with applicable law, these By-Laws or the resolution of the Board of Directors designating such committee and shall meet at such times and places and upon such call or notice as shall be provided by such designation.

3.19        Fees and Compensation of Directors

The Board of Directors shall, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, have the authority to establish reasonable compensation of all directors for services to the Corporation as directors, including expenses incurred.

3.20        Reliance Upon Records

Each director of the Corporation, or member of any committee designated by the Board of Directors shall be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officials, by an independent certified public accountant, by an appraiser selected with reasonable care by the Board of Directors or by such committee, or in relying in good faith upon other records of the Corporation, including the records expressing or relating to the value and amount of assets, liabilities and profits of the Corporation or any other facts pertinent to the existence and amount of surplus or other funds from which dividends may properly be declared or paid or with which shares of the Corporation might lawfully be purchased or redeemed.

4.             Notices

4.1          Manner of Notice

Whenever notice is required to be given to any shareholder, director or member of any committee designated by the Board of Directors, such notice may be given by any commercially acceptable means in writing or otherwise, including by depositing such notice in a sealed envelope, in the United States mail, postage prepaid, addressed to such addressee at the address of such addressee as it appears on the books of the Corporation or, in the case of a director, at such director’s last known address. Notice shall be deemed to be given at the time when deposited in the United States mail or otherwise delivered to the director by commercially acceptable means of communication.

Except in the case of written shareholder notice, any notice requirement shall be deemed satisfied if actual notice is received by the person entitled thereto as far in advance of the event with respect to which notice is given as the minimum notice period required by applicable law or these By-Laws.

4.2          Waiver of Notice

Any notice requirement may be waived in writing signed by the person entitled to such notice, whether before, at or after the time stated therein.  Except where a person attends a meeting for the purpose of objecting to such meeting, or for the purpose of objecting to the transaction of any business because such notice is not lawfully called or convened, attendance at a meeting by a person who is the subject of a notice requirement shall constitute a waiver of notice of such meeting.

Except as otherwise required by applicable law, the articles of incorporation or these By-Laws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors or committee of directors need be specified in any written waiver of notice.

5.             Officers

5.1          Office and Official Positions

The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, and such Assistant Secretaries, Assistant Treasurer, and other officers as the Board of Directors shall periodically determine to be appropriate.

Any two or more offices may be held by the same person.  None of the officers need be a director, a shareholder of the Corporation or a resident of the State of Illinois.  The Board of Directors may periodically establish, and abolish, official positions within the divisions into which the business and operations of the Corporation are divided and assign titles and duties to such positions.  A person appointed to any official position within any division need not be an officer of the Corporation.

The Board of Directors may periodically appoint officers to official positions within a division and remove any person so appointed with or without cause.

The authority incident to an official position within a division shall be limited to acts and transactions within the scope of the business and operations of such division.

5.2          Election and Term of Office

The officers of the Corporation shall be elected annually by the Board of Directors.  Any officer shall hold office until the first to occur of the election of such officer’s successor, or such officer’s death, resignation or removal.

5.3          Removal and Resignation

Any officer may be removed, with or without cause, by a majority of the directors then in office at any regular or special meeting of the board.

Any officer may resign upon written notice to the Board of Directors, to the President or to the Secretary.  Except as otherwise specified in such resignation, any resignation shall be effective on the date received and need not be accepted by the Corporation.

5.4          Vacancies

A vacancy in any office because of death, resignation, removal, or any other cause may be filled for the unexpired portion of the term by the Board of Directors.

5.5          President

The President shall be the chief executive officer of the Corporation and, if a Chairman of the Board is not elected or is absent, shall preside at all meetings of the shareholders, the Board of Directors or any committee of the Board if such President is a member.  The President shall have the overall supervision of the business of the Corporation and shall direct the affairs and policies of the Corporation, subject to such policies and directions as may periodically be promulgated by the Board of Directors.  The President shall have authority to designate the duties and powers of other officers and delegate special powers and duties to specified officers, so long as such designation shall not be inconsistent with applicable law, the articles of incorporation, these By-Laws or action of the Board of Directors.  The President may execute any deed, mortgage, bond, contract or other instrument of the Corporation except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or by the President to some other officer or agent of the Corporation.

The President may sign with the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, any certificate for shares, the issuance of which shall have been duly authorized by the Board of Directors, and shall vote, or give a proxy to any other person to vote, all shares of any other corporation standing in the name of the Corporation.

Subject to the limitations and satisfaction of the conditions expressed in the preceding paragraphs, the President shall have all powers and shall perform all duties which are incident to the chief executive office of a corporation or as may periodically be prescribed by the Board of Directors.

5.6          Vice Presidents

Absent the President, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors or the President, shall perform all duties and shall have all powers of the President.

The Vice Presidents shall have such other powers and perform such other duties, not inconsistent with applicable law, the articles of incorporation, these By-Laws, or action of the Board of Directors, as may periodically be prescribed for them, respectively, by the Board of Directors or the President.  Any Vice President may sign, with the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certificates for shares of the Corporation, the issuance of which shall have been duly authorized by the Board of Directors.

5.7          Secretary

The Secretary shall:

(a)       keep the minutes of the meetings of the shareholders, the Board of Directors and committees of directors, in one or more books provided for such purpose;

(b)       see that all notices are fully given in accordance with the provisions of these By-Laws or as required by applicable law;

(c)        have charge of the corporate records and of the seal of the Corporation;

(d)       affix the seal of the Corporation or a facsimile thereof, or cause it to be affixed, to all certificates for shares prior to the issue thereof and to all documents the execution of which on behalf of the Corporation under its seal is duly authorized by the Board of Directors or otherwise in accordance with the provisions of these By-Laws;

(e)        keep a register of the post office address of each shareholder, director and committee member which shall periodically be furnished to the Secretary by such shareholder, director or member;

(f)        sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been duly authorized by resolution of the Board of Directors;

(g)        have general charge of the stock transfer books of the Corporation; and

(h)       perform all duties incident to the office of Secretary and such other duties as may periodically be assigned to the Secretary by the President or by the Board of Directors.  The Secretary may delegate such details of the performance of duties of the Secretary’s office as may be appropriate in the exercise of reasonable care to one or more persons, but shall not be relieved of responsibility for the performance of such duties.

5.8          Treasurer

The Treasurer shall:

(a)       be responsible to the Board of Directors for the receipt, custody and disbursements of all funds and securities of the Corporation;

(b)       receive and give receipts for moneys due and payable to the Corporation from any source whatsoever and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall from time to time be selected in accordance with the provisions of these By-Laws;

(c)        disburse the funds of the Corporation as ordered by the Board of Directors or the President or as otherwise required in the conduct of the business of the Corporation;

(d)       render to the President or Board of Directors, upon request, an account of all transactions as Treasurer and on the financial condition of the Corporation;

(e)        perform all the duties incident to the office of Treasurer and such other duties as may periodically be assigned to the Treasurer by the President, by the Board of Directors or these By-Laws.  The Treasurer may sign, with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been duly authorized by resolution of the Board of Directors.  The Treasurer may delegate such details of the performance of duties of the Treasurer’s office as may be appropriate in the exercise of reasonable care to one or more persons, but shall not be relieved of responsibility for the performance of such duties.

5.9          Assistant Treasurers and Assistant Secretaries

The Assistant Treasurers and Assistant Secretaries shall perform all functions and duties which the Secretary or Treasurer, as the case may be, may assign or delegate.

5.10        Salaries

The salaries of the officers shall be periodically determined by the Board of Directors or as it shall otherwise direct.  No officer shall be prevented from receiving a salary or other compensation by reason of the fact that such officer is also a director of the Corporation.

6.             Divisions

6.1          Divisions of the Corporation

The Board of Directors may periodically establish such operating divisions of the Corporation as the Board of Directors periodically determines to be appropriate.

6.2          Official Positions Within a Division

Except as otherwise periodically provided by the Board of Directors, the President may appoint and remove, with or without cause, any individual as an officer within a division.

7.             Contracts, Loans, Checks and Deposits

7.1          Contracts and Other Instruments

The Board of Directors may periodically authorize any person to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, or of any division thereof and such authorization may be general or confined to specific instances.

7.2          Loans

No loan shall be contracted on behalf of the Corporation, or any division thereof, and no evidence of indebtedness shall be issued in the name of the Corporation, or any division thereof, unless authorized by a resolution of the Board of Directors and such authorization may be general or confined to specific instances.

7.3          Checks, Drafts

Any check, demand, draft or other order for the payment of money, note or other evidence of indebtedness issued in the name of the Corporation, or any division thereof, shall be signed by such person as the Board of Directors shall periodically designate.

7.4          Deposits

Any funds of the Corporation, or any division thereof, not otherwise employed shall be periodically deposited to the credit of the Corporation in such bank, trust company or other depository as the Board of Directors may periodically designate.

8.             Shares and Their Transfer

8.1          Shares Represented by Certificates and Uncertificated Shares

Shares of capital stock of the Corporation either shall be represented by certificates or shall be uncertificated shares.  The certificates of shares shall be in such form as may be periodically determined by the Board of Directors, shall be numbered and entered in the books of the Corporation as they are issued, and shall exhibit the holder’s name and number of shares, that the Corporation is organized under the Act, and shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

If any share certificate is signed by a transfer agent and a registrar, the signature of any officer of the Corporation may be facsimile.  If any officer whose facsimile signature has been used on any certificate, and such officer shall cease to act in such capacity before such certificate is delivered by the Corporation, such certificate may nevertheless be delivered by the Corporation without regard to the cessation of such officer.

Any certificate surrendered to the Corporation or transfer agent for transfer shall be cancelled and no new certificate shall be issued to evidence transferred shares until the former certificate shall have been surrendered.

Unless prohibited by the articles of incorporation, the Board of Directors may provide by resolution that some or all of any class or series of shares shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until the certificate has been surrendered to the Corporation.  Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation or transfer agent shall send the registered owner thereof a written notice of all information that would appear on a certificate.  Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares shall be identical to those of the holders of certificates representing shares of the same class and series.  The name and address of each shareholder, the number and class of shares held and the date on which the uncertificated shares were issued shall be entered on the books of the Corporation.  The person in whose name uncertificated shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

8.2          Lost, Stolen or Destroyed Certificate

The Board of Directors may periodically promulgate procedures to be followed in connection with the issuance of new certificates in replacement of any certificate previously issued by the Corporation.

8.3          Transfers of Shares

Subject to the satisfaction of the conditions periodically expressed by the Board of Directors, upon the surrender to the Corporation or transfer agent of a certificate representing shares of the Corporation, the Corporation or transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books or make appropriate entries for uncertificated shares.  Transfers of certificated or uncertificated shares shall be made only on the books of the Corporation by the registered holder thereof or by its attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the Corporation.  The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes.

8.4          Restrictions on Transfer

Subject to such conditions and limitations as the Board of Directors may periodically promulgate, and except as otherwise provided by any applicable law, the articles of incorporation or these By-Laws, any shareholder or the Corporation may enter into any agreement restricting the transferability of any shares of the Corporation, granting put, call, or other rights or responsibilities with respect to such shares on such terms and conditions as are equally applicable to any other shareholder of the Corporation.  Any restriction on the transferability of any shares may be expressed on the certificate representing such shares, or entered on the books of the Corporation for uncertificated shares.

8.5          No Fractional Shares

Fractional shares shall not be issued.

8.6          Fixing Record Date

The Board of Directors may fix in advance a date, not exceeding sixty (60) days, nor less than ten (10) days, preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall be effective, or a date in connection with obtaining any consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares, or to give such consent, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date.

8.7          Shareholders of Record

Except as otherwise required by applicable law, the Corporation may treat the holder of record of any share as the holder in fact thereof.

9.             General Provisions

9.1          Fiscal Year

The fiscal year of the Corporation shall begin on January 1 and shall end on December 31.

9.2          Seal

The Board of Directors may provide a corporate seal which shall have inscribed thereon the name of the Corporation, and the words “CORPORATE SEAL” and “Illinois;” and it shall otherwise be in the form approved by the Board of Directors.  The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or otherwise reproduced.

9.3          Director Emeritus

The Board may, subject to the following limitations and conditions, periodically appoint such one or more individuals to serve as a Director Emeritus to the Corporation:  (a) the individual shall have served as a director of the Corporation for more than ten (10) calendar years, (b) the term of the individual shall expire on the first to occur of (i) the removal of such individual, (ii) the disability, as conclusively determined by the Board of the Corporation, of such individual, (iii) the resignation of the individual, and (iv) at such time as the Board of the Corporation shall determined to be appropriate, (c) the individual shall be encouraged to attend the annual meeting of the shareholders and directors of the Corporation, (d) the individual shall not be compensated for any service provided; however, the Corporation shall pay any reasonable transportation, food and lodging expense paid or incurred by such individual in attending the annual meeting of the shareholders and directors of the Corporation, (e) the individual shall be invited to attend such portions of the annual meeting of the directors of the Corporation as the Board periodically determines to be appropriate and all or any portion of the annual meeting of the shareholders of the Corporation as such individual shall periodically determine to be appropriate, and (f) the individual shall have no vote on any matter brought before the Board of the Corporation.

10.          Indemnification

The Corporation shall indemnify any present or former director, officer, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, employee, trustee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, in connection with an action, suit or proceeding brought by a third party or by or in the right of the Corporation, as set forth in the articles of incorporation.

11.          Amendments

These By-Laws may be made, altered, amended or repealed by the shareholders or the Board of Directors.  Any By-Law made, altered, amended or repealed by the shareholders may be altered, amended or repealed by the Board of Directors, or by the shareholders.

Effective Date: May 6, 2008.